Exhibit 12

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

June 30, 2022

Blackstone Private Credit Fund

345 Park Avenue

31st Floor

New York, New York 10154

Ladies and Gentlemen:

We have acted as U.S. counsel to Blackstone Private Credit Fund (the “Company”), in connection with the registration statement on Form N-14 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Act”), relating to the Company’s offer to exchange all of its outstanding 1.750% Notes due 2024, 2.350% Notes due 2024, 2.700% Notes due 2025, 4.700% Notes due 2025, 2.625% Notes due 2026, 3.250% Notes due 2027 and 4.000% Notes due 2029, which were issued in transactions not requiring registration under the Act, for an equal aggregate principal amount of its new 1.750% Notes due 2024, 2.350% Notes due 2024, 2.700% Notes due 2025, 4.700% Notes due 2025, 2.625% Notes due 2026, 3.250% Notes due 2027 and 4.000% Notes due 2029, respectively, that have been registered with the Commission under the Act.

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Simpson Thacher & Bartlett LLP
Blackstone Private Credit Fund
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We have examined the Registration Statement (including the form of prospectus contained therein (the “Prospectus”)). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the statements made in the Prospectus under the caption “Certain Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects.

We do not express any opinion herein concerning any law other than U.S. federal income tax law.

Simpson Thacher & Bartlett LLP
Blackstone Private Credit Fund
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We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP
SIMPSON THACHER & BARTLETT LLP

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